GLU MOBILE REPORTS PRELIMINARY THIRD

QUARTER 2008 FINANCIAL RESULTS

SAN MATEO, Calif. – October 2, 2008 – Glu Mobile Inc. (NASDAQ: GLUU), a leading global publisher of mobile games, today announced preliminary results for the third quarter ended September 30, 2008. Based on current information, the Company expects to report revenues slightly below the Company’s guidance provided on August 5, 2008. As a result of the lower than expected revenues, as well as unrealized foreign exchange losses, and possible impairments to goodwill and prepaid royalties, the Company expects to report earnings on both a GAAP and non-GAAP basis below its August 5, 2008 guidance for the third quarter, including a small non-GAAP operating loss. Glu plans to release final third quarter results and host a conference call on November 4, 2008.

“We continued to see headwinds in our North American sales driven by lower consumer spending and slower growth in new mobile handset sales,” said Greg Ballard, president and chief executive officer, Glu. “Despite these challenges, we are optimistic about the opportunities we see in 2009 and beyond, as the recent launch of the new iPhone, the debut of the Android platform and Nokia’s N-Gage initiative have demonstrated the market’s enthusiasm for new high-end platforms. We believe the market for high-end handsets will grow significantly in 2009 and we are spending an increasing share of our development expenses on titles for high-end handsets. We will bring the majority of our titles currently planned for launch in 2009 to high-end devices, such as the iPhone, N-Gage and Android, as we continue to support Java, BREW and existing smart phones.”

“Given the current realities in our market, we are focused on efficiently managing our expenses and effectively investing our capital where we believe it will most benefit our future growth,” said Eric Ludwig, chief financial officer, Glu.

About Glu

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Sweden, Poland, Russia, China, Brazil, Chile, Canada and Mexico. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

Cautions Regarding Forward Looking Statements

This news release contains forward-looking statements, including those regarding our expectations for our revenues, our GAAP and non-GAAP earnings and our non-GAAP operating loss for the quarter ended September 30, 2008; our anticipation of unrealized foreign exchange losses, and possible impairments to goodwill and prepaid royalties for the quarter ended September 30, 2008; our expectations regarding the opportunities we see in 2009 and beyond, as a result of the recent launch of the iPhone, the debut of the Android platform and the N-Gage initiative have demonstrated the market’s enthusiasm for new high-end platforms; our belief that the market for high-end handsets will grow significantly in 2009; our expectation that we will bring the majority of our titles currently planned for launch in 2009 to high-end devices, such as the iPhone, N-Gage and Android, as we continue to support Java, BREW and existing smart phones and our intent to efficiently manage our expenses and effectively invest our capital where we believe it will most benefit our future growth. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that our revenues for the third quarter ended September 30, 2008, as finally determined, may be lower than currently expected due to, among other reasons, the timing of our receipt of sales reports from certain of our carriers and the potential impact on our ability to recognize revenue in the quarter, and the possibility that the volume or average selling price of games sold during the quarter may be lower than we currently anticipate; the risk that the negative impact from unrealized foreign exchange losses and possible impairments to goodwill and prepaid royalties for the quarter may be greater than we anticipate; the risk that our 2009 title plan roadmap, including for high-end platforms, may be less successful than we anticipate or that we will not release the titles on the schedule that we currently anticipate or at all; the risk that the market for high-end handsets does not grow as significantly in 2009 as we anticipate; the risk that our development expenses for games for high-end handsets are greater than we anticipate; the risk that we may be unable to efficiently manage our expenses and effectively invest our capital where it will most benefit our future growth; the risk that our recently and newly launched games are less popular than we anticipate; the risk that our newly released games and games that are to be developed are of a quality less than desired by reviewers and consumers; the risk that the mobile games market is smaller than anticipated; and other risks detailed under the caption ”Risk Factors” in the Form 10-Q filed with the Securities and Exchange Commission on August 14, 2008. Glu is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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GLU MOBILE, GLU, SUPER K.O. BOXING, STRANDED, BRAIN GENIUS and the ‘g’ character logo are trademarks of Glu Mobile Inc. All other trademarks are the property of their respective owners.